UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2006

Science Dynamics Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-10690 (Commission File Number)	22-2011859 (IRS Employer Identification No.)

7150 N. Park Drive, Suite 500
Pennsauken, NJ 08109
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (856) 910-1166

Copies to:
Gregory Sichenzia, Esq.
Asher S. Levitsky P.C.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On January 19, 2006 the management of the Registrant concluded that its financial statements for the year ended December 31, 2004 and 2003, which are included in its Form 10-KSB for the year ended December 31, 2004 and the financial statements for the three months ended March 31, 2005 and 2004, which are included in its Form 10-QSB for the quarter ended March 31, 2005, the financial statements for the three and six months ended June 30, 2005 and 2004, which are included in its Form 10-QSB for the quarter ended June 30, 2005 and the financial statements for the three and nine months ended September 20, 2005 and 2004, which are included in its Form 10-QSB for the quarter ended September 30, 2005 did not properly account for certain derivative transactions, and, as a result, cannot be relied upon.

The financial statements for the year ended December 31, 2004 and the three months ended March 31, 2005, the three and six months ended June 30, 2005 and the three and nine months ended September 30, 2005were restated to reflect the correct accounting treatment of the derivative securities. The restated financial statements for the year ended December 31, 2004 are included in the Company’s 10-KSB for the year ended December 31, 2005. The restated financial statements for the three months ended March 31, 2005 are included in the Form 10-QSB for the quarter ended March 31, 2006. The restated financial statements for the three and six months ended June 30, 2005 are included in the Form 10-QSB for the quarter ended June 30, 2006. The restated financial statements for the three months ended September 30, 2005 will be included in the Form 10-QSB for the quarter ended September 30, 2006.

Management has apprised the Company’s Board and has discussed the matters in this Report with its independent auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Science Dynamics Corporation

Date: November 20, 2006	/s/ Joe Noto
Joe Noto
Chief Financial Officer